Exhibit 99.1

Keller Benvenutti KIM LLP
TOBIAS S. KELLER (Cal. bar no. 151445)
(tkeller@kbkllp.com)

jane kim (Cal. Bar No. 298192)

(jkim@kbkllp.com)

THOMAS B. RUPP (Cal. bar no. 278041)
(trupp@kbkllp.com)

425 Market Street, 26th Floor

San Francisco, California 94105

Telephone: (415) 496-6723

Facsimile: (650) 636-9251

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

In re: SHIFT TECHNOLOGIES, INC., et al.,[1] Debtors.

Case No. 23-30687 (HLB) (Lead Case)

(Jointly Administered)

NOTICE OF ENTRY OF CONFIRMATION ORDER AND OCCURRENCE OF EFFECTIVE DATE OF DEBTORS’ COMBINED DISCLOSURE STATEMENT AND JOINT CHAPTER 11 PLAN DATED JULY 16, 2024

PLEASE TAKE NOTICE that on September 26, 2024, the United States Bankruptcy Court for the Northern District of California (San Francisco Division) (the “Bankruptcy Court”) entered an order [Docket No. 816] (the “Confirmation Order”) confirming the Debtors’ Combined Disclosure Statement and Joint Chapter 11 Plan dated July 16, 2024 (including all exhibits thereto, and as amended or modified from time to time pursuant to the terms thereof, the “Plan”)[2] in the above-captioned chapter 11 cases (the “Chapter 11 Cases”).

[1]	The last four digits of Shift Technologies, Inc.’s tax identification number are 5852. Due to the large number of debtor entities in these Chapter 11 Cases, a complete list of the Debtors and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ claims and noticing agent at https://omniagentsolutions.com/Shift. The Debtors’ service address is P.O. Box 1664, San Bruno, CA 94066-1664.

[2]	Capitalized terms used but not defined herein shall have the definitions contained in the Plan.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred at 12:01 a.m. on October 12, 2024.

PLEASE TAKE FURTHER NOTICE that all final requests for payment of Professional Fee Claims pursuant to title 11 of the United States Code (the “Bankruptcy Code”) sections 327, 328, 330, 331, 363, 503(b), or 1103 must be made by application Filed with the Bankruptcy Court no later than forty-five (45) calendar days after the Effective Date. Objections to such applications must be Filed and served on or before the date that is fourteen (14) calendar days after the date on which the applicable application was filed. Each Professional shall provide notice of the hearing on its final fee application. If no objections are pending, the Bankruptcy Court may enter an order(s) approving the final fee applications without a hearing. All Professional Fee Claims shall be paid by the Residual Trust to the extent approved by order of the Bankruptcy Court within seven (7) Business Days after entry of such order.

PLEASE TAKE FURTHER NOTICE that all requests for payment of an Administrative Expense Claim must be Filed with the Bankruptcy Court no later than thirty (30) calendar days after the Effective Date. All Administrative Expense Claims shall be paid by the Liquidating Trust to the extent approved by order of the Bankruptcy Court within seven (7) Business Days after entry of such order.

PLEASE TAKE FURTHER NOTICE that pursuant to the Plan, all objections to Claims (other than Professional Fee Claims) shall be Filed by the Liquidating Trustee, and any other party in interest to the extent permitted pursuant to section 502(a) of the Bankruptcy Code, on or before the Claim Objection Deadline. The Claim Objection Deadline shall be one hundred and eighty (180) days following the Effective Date, or such later date as may be approved by the Bankruptcy Court following a noticed motion by the Liquidating Trustee for cause.

PLEASE TAKE FURTHER NOTICE that confirmation of the Plan binds each Holder of a Claim or Equity Interest to all the terms and conditions of the Plan, whether or not such Holder’s Claim or Equity Interest is Allowed, whether or not such Holder holds a Claim or Equity Interest that is in a Class that is Impaired under the Plan, and whether or not such Holder has voted to accept the Plan.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order and the Plan may be viewed and/or obtained: (i) by accessing the Court’s website at http://www.canb.uscourts.gov; (ii) by contacting the Office of the Clerk of the Court at 450 Golden Gate Avenue, San Francisco, CA 94102; or (iii) by contacting the undersigned. Note that a PACER password is needed to access documents on the Bankruptcy Court’s website.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order and the Plan may be viewed and/or obtained by: (i) accessing the Bankruptcy Court’s website at http://www.canb.uscourts.gov, (ii) contacting the Office of the Clerk of the Court at 450 Golden Gate Avenue, San Francisco, CA 94102, or (iii) from the Debtors’ claims and noticing agent, Omni Agent Solutions, Inc., at the following web address: https://omniagentsolutions.com/Shift, or by calling 888-505-9433 (toll free) for U.S. and Canada-based parties; or +1 (747) 204-5943 for International parties or by e-mail at: ShiftInquiries@omniagnt.com. Note that a PACER password is needed to access documents on the Bankruptcy Court’s website.

Dated: October 12, 2024	KELLER BENVENUTTI KIM LLP

	By:	/s/ Tobias S. Keller
Tobias S. Keller
Attorneys for the Debtors and Debtors in Possession